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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I John Perrachon, Chief Executive Officer of TouchTunes Music Corporation ("the Company"), have reviewed the Annual Report of the Company of Form 10-K/A for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Executive Officer of the Company, I hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that for the periods covered by the Report:

        (1)   The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN PERRACHON John Perrachon Chief Executive Officer June 21, 2005

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Company with the requirement of Section 906, and shall not be deemed to be a part of the Report or filed for any other purpose.

A signed original of this written statement required by section 906 has been provided to the Company Music Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002